[COMDISCO LOGO]
                                                          MASTER LEASE AGREEMENT
                                                                01-M09451-00


       A TECHNOLOGY SERVICES COMPANY

MASTER LEASE AGREEMENT dated September 2, 1998 by and between COMDISCO, INC. ("Lessor") and Abacus Direct Corporation ("Lessee").

IN CONSIDERATION of the mutual agreements described below, the parties agree as follows (all capitalized terms are defined in Section 14.13):

1. PROPERTY LEASED.

     Lessor leases to Lessee all of the Equipment described on each Schedule. In the event of a conflict, the terms of a Schedule prevail over this Master Lease.

2. TERM.

     On the Commencement Date Lessee will be deemed to accept the Equipment, will be bound to its rental obligations for each item of Equipment and the term of a Schedule will begin and continue through the Initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

3. RENT AND PAYMENT.

     Rent is due and payable in advance, in immediately available funds, on the first day of each Rent Interval to the payee and at the location specified in Lessor's invoice. Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will pay interest at the Overdue Rate.

4. SELECTION AND WARRANTY AND DISCLAIMER OF WARRANTIES.

     4.1 Selection. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor.

     4.2 Warranty and Disclaimer of Warranties. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee's quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Schedule any manufacturer's warranties for the Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE. Lessor is not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by the negligent acts of Lessor. In no event is Lessor responsible for special, incidental or consequential damages.

5. TITLE AND ASSIGNMENT

     5.1 Title. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee's agent, to prepare, execute and file in Lessee's name precautionary Uniform Commercial Code financing statements showing the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment and to insert serial numbers in Schedules as appropriate. Except as provided in Sections 5.2 and 7.2, Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor, Owner, any Assignee and Secured Party harmless from and against any loss caused by Lessee's failure to do so.

     5.2 Relocation or Sublease. Upon prior written notice, Lessee may relocate Equipment to any location within the continental United States provided (i) the Equipment will not be used by an entity exempt from federal income tax and (ii) all additional costs (including any administrative fees, additional taxes and insurance coverage) are reconciled and promptly paid by Lessee.

     Lessee may sublease the Equipment upon the reasonable consent of the Lessor and the Secured Party. Such consent to sublease will be granted if: (i) Lessee meets the relocation requirements set out above, (ii) the sublease is expressly subject and subordinate to the terms of the Schedule, (iii) Lessee assigns its rights in the sublease to Lessor and the Secured Party as additional collateral and security, (iv) Lessee's obligation to maintain and insure the Equipment is not altered, (v) all financing statements required to continue the Secured Party's prior perfected security interest are filed, and (vi) the sublease is not to a leasing entity affiliated with the manufacturer of the Equipment described on the Schedule. Lessor acknowledges Lessee's right to sublease for a term which extends beyond the expiration of the Initial Term. If Lessee subleases the Equipment for a term extending beyond the expiration of such Initial Term of the applicable Schedule, Lessee shall remain obligated upon the expiration of the Initial Term to return such Equipment, or, at Lessor's sole discretion to (i) return Like Equipment or (ii) negotiate a mutually acceptable lease extension or purchase. If the parties cannot mutually agree upon the terms of an extension or purchase, the term of the Schedule will extend upon the original terms and conditions until terminated pursuant to Section 2.

     No relocation or sublease will relieve Lessee from any of its obligations under this Master Lease and the applicable Schedule.

     5.3 Assignment by Lessor. The terms and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event the term Lessor will mean the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee's duties or materially increase the burdens or risks imposed on Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessee. Lessee also agrees that:

      (a) The Secured Party will be entitled to exercise all of Lessor's rights, but will not be obligated to perform any of the obligations of Lessor. The Secured Party will not disturb Lessee's quiet and peaceful possession and unrestricted use of the Equipment so long as Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule;

      (b) Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim; and

      (c) Subject to and without impairment of Lessee's leasehold rights in the Equipment, Lessee holds the Equipment for the Secured Party to the extent of the Secured Party's rights in that Equipment.

6. NET LEASE AND TAXES AND FEES.

     6.1 Net Lease. Each Schedule constitutes a net lease. Lessee's obligation to pay Rent and all other amounts is absolute and unconditional and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

     6.2 Taxes and Fees. Lessee will pay when due or reimburse Lessor for all taxes, fees or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Schedule against Lessor, Lessee or the Equipment by any governmental authority (except only Federal, state and local taxes on the capital or the net income of Lessor). Lessor will file all personal property tax returns for the Equipment and pay all property taxes due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice.

7. CARE, USE AND MAINTENANCE, ATTACHMENTS AND RECONFIGURATIONS AND INSPECTION BY LESSOR.

     7.1 Care, Use and Maintenance. Lessee will maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use the Equipment for any purpose other than that for which it was designed. If commercially available, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment, or another party acceptable to Lessor, and upon request will provide Lessor with a complete copy of that contract. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to then current release, revision and engineering change levels, and to re-certify the Equipment as eligible for manufacturer's maintenance at the expiration of the lease term. The lease term will continue upon the same terms and conditions until recertification has been obtained.

     7.2 Attachments and Reconfigurations. Upon prior written notice to Lessor, Lessee may reconfigure and install Attachments on the Equipment. In the event of such a Reconfiguration or Attachment, Lessee shall, upon return of the Equipment, at its expense, restore the Equipment to the original configuration specified on the Schedule in accordance with the manufacturer's specifications and in the same operating order, repair and appearance as when installed (normal wear and tear excluded). If any parts are removed from the Equipment during the Reconfiguration or Attachment, the restoration will include, at Lessee's option, the installation of either the original removed parts or Like Parts. Alternatively, with Lessor's prior written consent which will not be unreasonably withheld, Lessee may return the Equipment with any Attachment or upgrade. If any parts of the Equipment are removed during a Reconfiguration or Attachment, Lessor may require Lessee to provide additional security, satisfactory to the Lessor, in order to ensure performance of Lessee's obligations set forth in this subsection. Neither Attachments nor parts installed on Equipment in the course of Reconfiguration shall be accessions to the Equipment.

     However, if the Reconfiguration or Attachment (i) adversely affects Lessor's tax benefits relating to the Equipment; (ii) is not capable of being removed without causing material damage to the Equipment; or (iii) if at the time of the Reconfiguration or Attachment the manufacturer does not offer on a commercial basis a means for the removal of the additional items; then such Reconfiguration or

Attachment is subject to the prior written consent of Lessor.

     7.3 Inspection by Lessor. Upon request, Lessee, during reasonable business hours and subject to Lessee's security requirements, will make the Equipment and its related log and maintenance records available to Lessor for inspection.

8. REPRESENTATIONS AND WARRANTIES OF LESSEE.

     Lessee represents and warrants that for the Master Lease and each Schedule:

      (a) The execution, delivery and performance of the Lessee have been duly authorized by all necessary corporate action;

      (b)  The individual executing was duly authorized to do so;

      (c) The Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessee enforceable in accordance with their terms; and

      (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

9. DELIVERY AND RETURN OF EQUIPMENT.

     Lessee assumes the full expense of transportation and in-transit insurance to Lessee's premises and for installation of the Equipment. Upon expiration or. termination of each Schedule, Lessee will, at Lessor's instructions and at Lessee's expense (including transportation and in-transit insurance), have the Equipment deinstalled, audited by the manufacturer, packed and shipped in accordance with the manufacturer's specifications and returned to Lessor in the same operating order, repair and appearance as when installed (ordinary wear and tear excluded), to a location within the continental United States as directed by Lessor. All items returned to Lessor in addition to the Equipment become property of Lessor.

10. LABELING.

     Upon request, Lessee will mark the Equipment indicating Lessor's interest. Lessee will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

11. INDEMNITY.

     Lessee will indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorney's fees, arising out of the ownership (for strict liability in tort only), selection, possession, leasing, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee's obligations under this Section.

12. RISK OF LOSS.

     12.1 Lessee's Risk of Loss. It the Schedule indicates that the Lessee has responsibility for the risk of loss of the Equipment, then the following terms will apply:

     Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment. Lessee will carry casualty insurance for each item of Equipment in an amount not less than the Casualty Value. All policies for such insurance will name the Lessor and any Secured Party as additional insured and as loss payee, and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration. The Lessee will furnish appropriate evidence of such insurance.

     Lessee shall promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen (15) days of a Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will, at Lessor's option, either (a) replace the item of Equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in Lessor or
(b) pay the Casualty Value and after that payment and the payment of all other amounts due and owing, Lessee's obligation to pay further Rent for the item of Equipment will cease.

     12.2 Lessor's Risk of Loss. If the Schedule indicates that the Lessor has responsibility for the risk of loss of the Equipment, then the following terms will apply:

     Effective upon delivery and throughout the Initial Term of a Schedule and any extension, Lessor agrees to insure the Equipment against physical damage to or loss or destruction due to external cause as specified by the terms of Lessor's then current insurance policy. Lessor relieves Lessee of responsibility for physical damage to or loss or destruction of Equipment reimbursed by that insurance. Lessee will give Lessor prompt notice of any damage, loss or destruction to any item of Equipment and Lessor will determine within fifteen
(15) days of its receipt of that notice whether the item has suffered a Casualty Loss.

     If any item of Equipment suffers damage or a Casualty Loss which is reimbursable under Lessor's insurance, upon payment by Lessee of Lessor's deductible, Lessor will: (i) (for damaged Equipment) arrange and pay for the repair of any damaged item of Equipment; or (ii) (for any Casualty Loss) at Lessor's option either replace the item of Equipment with Like Equipment, or upon payment of all other amounts due by Lessee terminate the relevant Schedule as it relates to that item of Equipment.

     If any item of Equipment suffers damage or a Casualty Loss which is not reimbursable under Lessor's insurance. then Lessee will comply with the provisions of the last paragraph of Section 12.1 regarding repair, replacement or payment of Casualty Value.

     If Lessor fails to maintain insurance coverage as required by this subsection 12.2, Lessee will assume such risk of loss and, at the request of any Assignee or Secured Party, will promptly provide insurance coverage. This paragraph does not relieve Lessor of its obligations to maintain coverage of the Equipment.

13. DEFAULT, REMEDIES AND MITIGATION.

     13.1 Default. The occurrence of any one or more of the following Events of Default constitutes a default under a Schedule:

      (a) Lessee's failure to pay Rent or other amounts payable by Lessee when due if that failure continues for ten (10) days after written notice; or

      (b) Lessee's failure to perform any other term or condition of the Schedule or the material inaccuracy of any representation or warranty made by the Lessee in the Schedule or in any document or certificate furnished to the Lessor hereunder if that failure or inaccuracy continues for fifteen (15) days after written notice; or

      (c) An assignment by Lessee for the benefit of its creditors, the failure by Lessee to pay its debts when due, the insolvency of Lessee, the filing by Lessee or the filing against Lessee of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers, the adjudication of Lessee as insolvent, the liquidation of Lessee, or the taking of any action for the purpose of the foregoing; or

      (d) The occurrence of an Event of Default under any Schedule or other agreement between Lessee and Lessor or its Assignee or Secured Party.

     13.2 Remedies. Upon the occurrence of any of the above Events of Default, Lessor, at its option, may:

      (a) enforce Lessee's performance of the provisions of the applicable Schedule by appropriate court action in law or in equity;

      (b) recover from Lessee any damages and or expenses, including Default Costs;

      (c) with notice and demand, recover all sums due and accelerate and recover the present value of the remaining payment stream of all Rent due under the defaulted Schedule (discounted at the same rate of interest at which such defaulted Schedule was discounted with a Secured Party plus any prepayment fees charged to Lessor by the Secured Party or, if there is no Secured Party, then discounted at 6%) together with all Rent and other amounts currently due as liquidated damages and not as a penalty;

      (d) with notice and process of law and in compliance with Lessee's security requirements, Lessor may enter Lessee's premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor's. its assignees', agents' or representatives' negligence; and

      (e)  pursue any other remedy permitted by law or equity.

     The above remedies, in Lessor's discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

     13.3 Mitigation. Upon return of the Equipment pursuant to the terms of
Section 13.2, Lessor will use its best efforts in accordance with its normal business procedures (and without obligation to give any priority to such Equipment) to mitigate Lessor's damages as described below. EXCEPT AS SET FORTH IN THIS SECTION, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES STATED HEREIN. Lessor may sell, lease or otherwise dispose of all or any part of the Equipment at a public or private sale for cash or credit with the privilege of purchasing the Equipment. The proceeds from any sale, lease or other disposition of the Equipment are defined as either:

      (a) if sold or otherwise disposed of, the cash proceeds less the Fair Market Value of the Equipment at the expiration of the Initial Term less the Default Costs; or

      (b) if leased. the present value (discounted at three points over the prime rate as referenced in the Wall Street Journal at the time of the mitigation) of the rentals for a term not to exceed the Initial Term, less the Default costs.

     Any proceeds will be applied against liquidated damages and any other sums due to Lessor from Lessee. However, Lessee is liable to Lessor for, and Lessor may recover, the amount by which the proceeds are less than the liquidated damages and other sums due to Lessor from Lessee.

14. ADDITIONAL PROVISIONS.

      14.1 Entire Agreement. This Master Lease and associated Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders. ANY AMENDMENT OF THIS MASTER LEASE OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A WRITING SIGNED BY THE PARTY AGAINST WHOM THE AMENDMENT IS SOUGHT TO BE ENFORCED.

      14.2 No Waiver. No action taken by Lessor or Lessee shall be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Master Lease or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Master Lease or a Schedule will not operate or be construed as a waiver of any subsequent breach.

     14.3 Binding Nature. Each Schedule is binding upon, and inures to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS.

     14.4 Survival of Obligations. All agreements, obligations including, but not limited to those arising under Section 6.2, representations and warranties contained in this Master Lease, any Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Master Lease.

      14.5 Notices. Any notice, request or other communication to either party by the other will be given in writing and deemed received upon the earlier of actual receipt or three days after mailing if mailed postage prepaid by regular or airmail to Lessor (to the attention of "Lease Administrator") or Lessee, at the address set out in the Schedule or, one day after it is sent by courier or facsimile transmission if receipt is verified by the receiving party.

      14.6 Applicable Law. THIS MASTER LEASE HAS BEEN, AND EACH SCHEDULE WILL HAVE BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF ILLINOIS AND WILL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON LESSEE UNLESS EXPRESSLY GRANTED IN THIS MASTER LEASE OR A SCHEDULE.

      14.7 Severability. If any one or more of the provisions of this Master Lease or any Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.

      14.8 Counterparts. This Master Lease and any Schedule may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule, the Equipment or sums payable thereunder, only that counterpart Schedule marked "Secured Party's Original" can transfer Lessor's rights and all other counterparts will be marked "Duplicate".

      14.9 Nonspecified Features and Licensed Products. If the Equipment is supplied from Lessor's inventory and contains any features not specified in the Schedule, Lessee grants Lessor the right to remove any such features. Any removal will be performed by the manufacturer or another party acceptable to Lessee, upon the request of Lessor, at a time convenient to Lessee, provided that Lessee will not unreasonably delay the removal of such features.

      Lessee shall obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Lessee's responsibility to obtain any required license before the use of the Licensed Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

      14.10 Additional Documents. Lessee will, upon execution of this Master Lease and as may be requested thereafter, provide Lessor with a secretary's certificate of incumbency and authority and any other documents reasonably requested by Lessor. Upon the execution of each Schedule with an aggregate Rent in excess of $2,000,000, Lessee will provide Lessor with an opinion from Lessee's counsel regarding the representations and warranties in Section 8. Lessee will furnish, upon request, audited financial statements for the most recent period.

      14.11 Electronic Communications. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

      14.12 Lessor's Right to Match. Lessee's rights under Section 5.2 and 7.2 are subject to Lessor's right to match any sublease or upgrade proposed by a third party. Lessee will provide Lessor with the terms of the third party offer and Lessor will have three (3) business days to match the offer. Lessee shall obtain such upgrade from or sublease the Equipment to Lessor if Lessor has timely matched the third party offer.

      14.13 Definitions.

ASSIGNEE - means an entity to whom Lessor has sold or assigned its rights as owner and Lessor of Equipment.

ATTACHMENT - means any accessory, equipment or device and the installation thereof that does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment and is not an accession to the Equipment.

CASUALTY LOSS - means the irreparable loss or destruction of Equipment.

CASUALTY VALUE - means the greater of the aggregate Rent remaining to be paid for the balance of the lease term or the Fair Market Value of the Equipment immediately prior to the Casualty Loss. However, if a Casualty Value Table is attached to the relevant Schedule its terms will control.

COMMENCEMENT CERTIFICATE - means the Lessor provided certificate which must be signed by Lessee within ten days of the Commencement Date as requested by Lessor.

COMMENCEMENT DATE - is defined in each Schedule.

DEFAULT COSTS - means reasonable attorney's fees and remarketing costs resulting from a Lessee default or Lessor's enforcement of its remedies.

EQUIPMENT - means the property described on a Schedule and any replacement for that property required or permitted by this Master Lease or a Schedule but not including any Attachment.

EVENT OF DEFAULT - means the events described in Subsection 13.1.

FAIR MARKET VALUE - means the aggregate amount which would be obtainable in an arm's-length transaction between an informed and willing buyer/user and an informed and willing seller under no compulsion to sell.

INITIAL TERM - means the period of time beginning on the first day of the first full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent Intervals indicated on a Schedule.

INSTALLATION DATE - means the day on which Equipment is installed and qualified for a commercially available manufacturer's standard maintenance contract or warranty coverage, if available.

INTERIM RENT - means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

LICENSED PRODUCTS - means any software or other licensed products attached to the Equipment.

LIKE EQUIPMENT - means replacement Equipment which is lien free and of the same model, type, configuration and manufacture as Equipment.

LIKE PART - means a substituted part which is lien free and of the same manufacturer and part number as the removed part, and which when installed on the Equipment will be eligible for maintenance coverage with the manufacturer of the Equipment.

NOTICE PERIOD - means the time period described in a Schedule during which Lessee may give Lessor notice of the termination of the term of that Schedule.

OVERDUE RATE - means the lesser of 18% per year or the maximum rate permitted by the law of the state where the Equipment is located.

OWNER - means the owner of Equipment.

RECONFIGURATION - means any change to Equipment that would upgrade or downgrade the performance capabilities of the Equipment in any way.

RENT - means the rent, including Interim Rent, Lessee will pay for each item of Equipment expressed in a Schedule either as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a lease rate factor plus all other amounts due to Lessor under this Master Lease or a Schedule.

RENT INTERVAL - means a full calendar month or quarter as indicated on a Schedule.

SCHEDULE - means an Equipment Schedule which incorporates all of the terms and conditions of this Master Lease and, for purposes of Section 14.8, its associated Commencement Certificate(s).

SECURED PARTY - means an entity to whom Lessor has granted a security interest in a Schedule and related Equipment for the purpose of securing a loan.

IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.

Abacus Direct Corporation
--------------------------------             COMDISCO, INC.,
as Lessee                                    as Lessor


By: /s/ CARLOS SALA                          By: /s/ MICHAEL J. ROSS
   -----------------------------                --------------------------

Title:  CFO                                  Title:
      --------------------------                   -----------------------

                                                                          rmh

                                    ADDENDUM
                TO MASTER LEASE AGREEMENT DATED SEPTEMBER 2, 1998
                                     BETWEEN
                      ABACUS DIRECT CORPORATION, AS LESSEE,
                                       AND
                            COMDISCO, INC., AS LESSOR


                                   WITNESSETH

WHEREAS, Lessee and Lessor will enter into a Master Lease Agreement dated as of September 2, 1998 (the "Master Lease");

WHEREAS, Lessee and Lessor desire to add this addendum to the Master Lease effective September 2, 1998;

NOW THEREFORE, for and in consideration of the agreements herein contained and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, Lessee and Lessor agree as follows:

1)       Section 14.6; Applicable Law.

         In line 3 and line 4 delete the word "Illinois" and replace it with the word "Colorado".

IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed as of the date first written above.

ABACUS DIRECT CORPORATION                         COMDISCO, INC.
as Lessee                                         as Lessor

By: /s/ CARLOS SALA                               By: /s/ MICHAEL J. ROSS
   ---------------------------                        -------------------------
Title:  CFO                                       Title:
      ------------------------                          -----------------------
Date:                                             Date:
     -------------------------                          -----------------------

                            EQUIPMENT SCHEDULE NO. 1

                            DATED SEPTEMBER 2, 1998

       TO MASTER LEASE AGREEMENT DATED SEPTEMBER 2, 1998 ("Master Lease")


LESSEE: ABACUS DIRECT CORPORATION               LESSOR: COMDISCO, INC.

ADDRESS FOR LEGAL NOTICES:                      ADDRESS FOR ALL NOTICES:

8774 Yates Drive                                6111 North River Road
Westminster, CO 80030                           Rosemont, Illinois 60018
                                                Attn: Client Server Product
                                                      Group

ATTN: Corporate Secretary

ADDRESS FOR ADMINISTRATIVE CORRESPONDENCE:      ADDRESS FOR INVOICES:

8774 Yates Drive                                8774 Yates Drive
Westminster, CO 80030                           Westminster, CO 80030



ATTN: Mr. John Sullivan                         ATTN: Mr. John Sullivan
PHONE: 303-487-5402
FAX: 303-487-5454                               LESSEE REFERENCE NO:

                                                (24 digits maximum)

                                                INITIAL TERM/
LOCATION OF EQUIPMENT:                          RENT INTERVAL:     36 months

8774 Yates Drive                                LEASE RATE FACTOR:  .027779
Westminster, CO 80030

ATTN: Mr. John Sullivan                         ESTIMATED RENT: $29,317.12/month
PHONE: 303-487-5402

                                                TRANSPORTATION CHARGES:
                                                ----------------------

                                                Lessee Pays Vendor Directly

EQUIPMENT (AS DEFINED BELOW):

ITEM                       MACHINE     MODEL/
NO.       QTY.      MFG.    TYPE       FEATURE     DESCRIPTION   SERIAL NUMBER
---       ----      ----    ----       --------    -----------   ---------------


SEE ATTACHED INVOICE #0004809-IN, 0004810-IN DATED 7/31/98 FROM BERGER & CO. AND INVOICE #INV-0010090 DATED 7/24/98, BB1 057367, BB1 057361 DATED 6/29/98 FROM
ADVANCED SYSTEMS GROUP ATTACHED FOR EQUIPMENT DESCRIPTION PURPOSES ONLY.

RISK OF LOSS: Pursuant to the Master Lease, Lessor and Lessee agree that the risk of loss is the responsibility of the Lessee.

NOTICE PERIOD: The Notice Period will be not less than ninety (90) days nor more than twelve (12) months prior to the expiration of the Initial Term, or any extension thereof. If Lessee gives proper written notice of termination but fails to return the Equipment on the expiration date of the Initial Term, or any extension thereof, the Schedule will continue in full force and effect and Lessee will be required to provide an additional sixty (60) days written notice of termination. Such termination will be effective at the end of the month in which the last day of the sixty (60) day notice requirement occurs. The Rent will continue at the current rate until the effective date of the written notice of termination and the Equipment is properly returned.

SPECIAL TERMS: The following additional terms are a part of this Equipment Schedule. The terms and conditions of the Master Lease Agreement as they pertain to this Equipment Schedule are modified and amended as follows:


1.    COMMENCEMENT DATE AND PURCHASE/LEASEBACK

      The Commencement Date for each item of Equipment will be the day on which that item is installed and qualified for a commercially available manufacturer's standard maintenance contract or warranty coverage, if available. For Equipment not being provided by IBM, Lessee agrees to confirm the Commencement Date by providing Lessor with either a Commencement Certificate in the form provided by Lessor or the vendor's invoice containing the Equipment location, description, serial number, manufacturer part number and cost, the Commencement Date and Lessee's signature, within ten (10) days of the Commencement Date. Lessor will not be obligated to pay any invoice which does not contain the manufacturer's part number. The Initial Term will begin on the first day of the calendar quarter following the Commencement Date for all items of Equipment.

      Lessor's obligations under this Equipment Schedule and the periodic Rent described in this Equipment Schedule are contingent upon Lessor purchasing the Equipment for an aggregate amount of approximately $1,055,373.00 pursuant to satisfactory purchase documentation. Lessee acknowledges that it has either received or approved Lessor's purchase documentation for the Equipment. If the Commencement Date occurs later than October 1, 1998 ("Outside Date"), if the Commencement Certificate or vendor invoices are not provided within ten (10) days of the Commencement Date, or if the cost or configuration of the Equipment changes, Lessor may adjust the Lease Rate Factors or the periodic Rent to reflect any additional costs or expense resulting from those changes.

2.    INTEREST RATE CHANGE

      The Lease Rate Factors or the periodic Rent described in this Equipment Schedule have been calculated using an interest rate based on the 3-year U.S. Treasury Constant Maturity of 5.35% as described in the Federal Reserve Statistical Release H.15 ("Treasury Rate"). If the Commencement Date for the last item of Equipment prior to the beginning of the Initial Term occurs later than October 1, 1998 and the Treasury Rate is greater, or there is an adverse change in Lessee's credit standing, Lessor may adjust the Lease Rate Factors or the periodic Rent for all items of Equipment accordingly.

3.    VENDOR CREDITS

      If after the Commencement Date for an item of Equipment, Lessee finds such item of Equipment to be inoperable; Lessee will seek recourse solely against the vendor of the Equipment for resolution of any problems concerning performance of the Equipment. If the item of Equipment is replaced by the vendor, Lessee agrees to provide Lessor with the serial number for the replacement equipment within 10 days of replacement. Lessor will not process any invoices associated with the Equipment being returned to vendor or the replacement equipment.

      Notwithstanding the foregoing, if after the Commencement Date for an item of Equipment, Lessee finds that (i) the vendor has over-charged for an item of Equipment, or (ii) the vendor has shipped an incorrect item of Equipment, upon 30 days prior written notice from Lessee, Lessor agrees to process any credits received from the vendor and apply the credits to the Rent hereunder. The rental adjustment will be effective on Lessor's next billing cycle following the 30-day notice period.

4.    MODEL UPGRADE

      During the Initial Term of this Equipment Schedule, so long as Lessee is not in default and there has been no material adverse change in Lessee's credit standing at the time, Lessee will lease and Lessor will finance new or supply used, all model upgrades to the Equipment pursuant to mutually agreeable terms and conditions and at an amount which would be obtainable at the commencement of the Initial Term for the model upgrade in an arm's-length transaction between an informed and willing lessee/user and an informed and willing lessor/dealer under no compulsion to lease.

5.    RECERTIFICATION

      Lessee may return the Equipment to Lessor recertified pursuant to Section
      7.1 of the Master Lease or Lessee may return the Equipment to Lessor without the Equipment being recertified, provided however, Lessee will pay all costs and expenses incurred by Lessor to bring the Equipment to the then current release, revisions and engineering change levels, and to re-certify the Equipment as eligible for manufacturer's maintenance upon the expiration of the lease term.

MASTER LEASE: This Equipment Schedule is issued pursuant to the Master Lease identified on page 1 of this Equipment Schedule. All of the terms and conditions of the Master Lease are incorporated in and made a part of this Equipment Schedule as if expressly described in this Equipment Schedule, and this Equipment Schedule constitutes a separate lease for the Equipment. The parties reaffirm all of the terms and conditions of the Master Lease (including, without limitation, the representations and warranties set forth in the Master Lease) except as modified by this Equipment Schedule. This Equipment Schedule may not be amended or rescinded except by writing signed by both parties.

ABACUS DIRECT CORPORATION                COMDISCO, INC.
as Lessee                                as Lessor

By: /s/ CARLOS SALA                     By: /s/ WILLIAM J. SKRZYPCZAK
   ----------------------------             ------------------------------
Title:   CFO                             Title: Vice President, Client Server
                                                Systems
      -------------------------                ---------------------------
Date:                                    Date:
     --------------------------                ---------------------------

                        ASSIGNMENT OF ON-ORDER EQUIPMENT


Assignor:  ABACUS DIRECT CORPORATION         Assignee:  COMDISCO, INC.
           8774 Yates Drive                             6111 North River Road
           Westminster, CO 80030                        Rosemont, IL 60018

Attn:      Mr. John Sullivan                 Attn:      Client Server Product
                                                        Group

Vendor:    ADVANCED SYSTEMS GROUP
           12301 North Grant Street, Suite 130
           Denver, CO 80241

Attn:      Ms. Flo Harlor


Effective September 2, 1998, Assignor assigns to Assignee the right to purchase the equipment (the "Equipment") described on the attached Invoices dated July 24, 1998 and June 29, 1998 which Assignor presently has on order with the Vendor (the "Purchase Agreement"). Assignee accepts the assignment by Assignor to purchase the Equipment in accordance with the terms of the Purchase Agreement and this Assignment Agreement.

1.    LEASE

      The parties agree that this agreement has been entered on the basis that the Equipment will be leased by Assignee to Assignor pursuant to Equipment Schedule No. 1 to the Master Lease Agreement dated as of September 2, 1998 between Assignor and Assignee (collectively the "Lease").

2.    TITLE

      Vendor and Assignor agree that title to each item of Equipment will vest in Assignee on the date that item of Equipment is shipped to Assignor. Assignee agrees that Vendor will have a purchase money security interest in each item of Equipment until full payment of the purchase price is made to Vendor for that item.

3.    PURCHASE AGREEMENT OBLIGATIONS/PAYMENT

      Assignee will be obligated to pay the purchase price for the Equipment. Assignor will be responsible for all other obligations of Purchaser under the Purchase Agreement. Assignee's obligation to pay the purchase price will only be for Equipment which is installed and accepted by Assignor and will be payable promptly following the receipt by Assignee of (i) a Commencement Certificate in a form satisfactory to Assignee evidencing Assignor's acceptance of such Equipment, and (ii) an invoice which contains the manufacturer part number and which has been approved by Assignor for the Equipment. Assignee will not be obligated to pay any invoice which does not contain the manufacturer's part number. Vendor will look solely to Assignor for payment prior to the date Assignee is obligated to pay if the Purchase Agreement requires earlier payment, and Assignee will reimburse Assignor the purchase price Assignor has paid following Assignor's acceptance of the Equipment, provided, however, title to the Equipment will nevertheless vest in Assignee as provided above.

Payment may be expedited to Vendor following the satisfaction of the conditions precedent set forth above in the following circumstances and manner.

      (a) If Assignee has received a duplicate EDI invoice (ANSI-810) from Vendor or Assignor, contemporaneously with matching such invoice issuance by Vendor, payment and related remittance advice (ANSI-820) will be issued on or about three (3) business days after Assignee's receipt of the last item constituting a condition precedent to such payment.

Assignor and Assignee agree to deliver to Vendor in a timely fashion, all documents required for submission to Vendor, to permit the assignment and purchase of the Equipment.

ASSIGNOR: ABACUS DIRECT CORPORATION          ASSIGNEE:  COMDISCO, INC.

By:  /s/ CARLOS SALA                        By:  /s/ WILLIAM J. SKRZYPCZAK
    --------------------------------             -----------------------------
Title: CFO                                   Title: VP Client Server Systems
      ------------------------------               ---------------------------


VENDOR ADVANCED SYSTEMS GROUP

By: /s/ VICKIE SCHULTZ
   ---------------------------------
Title: Operations Manager
       -----------------------------

                        ASSIGNMENT OF ON-ORDER EQUIPMENT


Assignor:   ABACUS DIRECT CORPORATION        Assignee:  COMDISCO, INC.
            8774 Yates Drive                            6111 North River Road
            Westminster, CO 80030                       Rosemont, IL 60018

Attn:       Mr. John Sullivan                Attn:      Client Server Product
                                                        Group

Vendor:     BERGER & CO.
            1350 Seventeenth Street, Suite 300
            Denver, CO 80202

Attn:       Mr. Paul Schwappach

Effective September 2, 1998, Assignor assigns to Assignee the right to purchase the equipment (the "Equipment") described on the attached Invoices dated July 31, 1998 which Assignor presently has on order with the Vendor (the "Purchase Agreement"). Assignee accepts the assignment by Assignor to purchase the Equipment in accordance with the terms of the Purchase Agreement and this Assignment Agreement.

1.    LEASE

      The parties agree that this agreement has been entered on the basis that the Equipment will be leased by Assignee to Assignor pursuant to Equipment Schedule No. 1 to the Master Lease Agreement dated as of September 2, 1998 between Assignor and Assignee (collectively the "Lease").

2.    TITLE

      Vendor and Assignor agree that title to each item of Equipment will vest in Assignee on the date that item of Equipment is shipped to Assignor. Assignee agrees that Vendor will have a purchase money security interest in each item of Equipment until full payment of the purchase price is made to Vendor for that item.

3.    PURCHASE AGREEMENT OBLIGATIONS/PAYMENT

      Assignee will be obligated to pay the purchase price for the Equipment. Assignor will be responsible for all other obligations of Purchaser under the Purchase Agreement. Assignee's obligation to pay the purchase price will only be for Equipment which is installed and accepted by Assignor and will be payable promptly following the receipt by Assignee of (i) a Commencement Certificate in a form satisfactory to Assignee evidencing Assignor's acceptance of such Equipment, and (ii) an invoice which contains the manufacturer part number and which has been approved by Assignor for the Equipment. Assignee will not be obligated to pay any invoice which does not contain the manufacturer's part number. Vendor will look solely to Assignor for payment prior to the date Assignee is obligated to pay if the Purchase Agreement requires earlier payment, and Assignee will reimburse Assignor the purchase price Assignor has paid following Assignor's acceptance of the Equipment, provided, however, title to the Equipment will nevertheless vest in Assignee as provided above.

Payment may be expedited to Vendor following the satisfaction of the conditions precedent set forth above in the following circumstances and manner.

      (a) If Assignee has received a duplicate EDI invoice (ANSI-810) from Vendor or Assignor, contemporaneously with matching such invoice issuance by Vendor, payment and related remittance advice (ANSI-820) will be issued on or about three (3) business days after Assignee's receipt of the last item constituting a condition precedent to such payment.

Assignor and Assignee agree to deliver to Vendor in a timely fashion, all documents required for submission to Vendor, to permit the assignment and purchase of the Equipment.

ASSIGNOR: ABACUS DIRECT CORPORATION          ASSIGNEE:  COMDISCO, INC.

By: /s/ CARLOS SALA                          By: /s/ WILLIAM J. SKRZYPCZAK
    --------------------------------             -----------------------------
Title: CFO                                   Title: VP Client Server Systems
      ------------------------------               ---------------------------

VENDOR: BERGER & CO.

By: /s/ [ILLEGIBLE]
   ---------------------------------
Title: Senior Account Executive/ BTI
       Division Manager
      ------------------------------

                            COMMENCEMENT CERTIFICATE

         This Certificate dated September 2, 1998 is executed pursuant to Equipment Schedule No. 1 to the Master Lease Agreement dated September between Comdisco, Inc. ("Lessor") and Abacus direct Corporation ("Lessee").

1.       EQUIPMENT:

                             EQUIPMENT
QTY.      MFG.               TYPE/MODEL        SERIAL #          LOCATION
----      ----               -----------       --------          --------


SEE ATTACHED INVOICE #0004809-IN, 0004810-IN DATED 7/31/98 FROM BERGER & CO. AND INVOICE #INV-0010090 DATED 7/24/98, BB1 057367, BB1 057361 DATED 6/29/98 FROM
ADVANCED SYSTEMS GROUP ATTACHED FOR EQUIPMENT DESCRIPTION PURPOSES ONLY.

2.       COMMENCEMENT DATE:         9-1-98

3.       TOTAL EQUIPMENT COST:     $ 1,055,373.00
         (Please total attached invoices)

4.       REPRESENTATIONS OF LESSEE:

         The Equipment has been delivered to the location indicated above, tested, inspected, found to be in good working order and accepted by the Lessee on the Commencement Date.

         ABACUS DIRECT CORPORATION
         as Lessee

         By: /s/ CARLOS SALA
            --------------------------------
         Title:    CFO
               -----------------------------